Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-4

INFLECTION POINT ACQUISITION CORP. VII

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Stock	(1)	457(a)	31,331,667		$10.06	$315,196,570.02	0.000087	$27,422.11
Fees to be Paid	Equity	Common Stock	(2)	Other	86,130,328			8,490.60	0.000087	0.74
Fees to be Paid	Equity	Warrants	(3)	Other	7,888,334			0.00	0.000087	0.00
Fees to be Paid	Equity	Common Stock	(4)	457(a)	7,888,334		12.10	95,448,841.00	0.000087	8,304.05
Fees to be Paid	Equity	Common Stock	(5)	Other	11,000,000				0.000087	0.00
Fees to be Paid	Equity	Series A Preferred Stock	(6)	Other	7,774,166				0.000087	0.00
Fees to be Paid	Equity	Common Stock	(7)	Other	18,657,991			29,411,764.71	0.000087	2,558.83
Fees to be Paid	Equity	Preferred Investor Warrants	(8)	Other					0.000087	0.00
Fees to be Paid	Equity	Common Stock	(9)	Other	17,647,060	$		$88,235,525.10	0.000087	$7,676.50

Total Offering Amounts:								$528,301,191.83		45,962.23
Total Fees Previously Paid:
Total Fee Offsets:
Net Fee Due:										$45,962.23

__________________________________________
Offering Note(s)

(1)	Capitalized terms not defined herein shall have the meanings ascribed to such terms in the proxy statement/prospectus forming part of this registration statement (the “proxy statement/prospectus”). Pursuant to Rule 416(a) of the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

Prior to the consummation of the Merger, Inflection Point, intends to effect a deregistration under the Cayman Islands Companies Act (As Revised) and a domestication under Section 388 of the Delaware General Corporation Law, pursuant to which Inflection Point’s jurisdiction of incorporation will be changed from the Cayman Islands to the State of Delaware (the “Domestication”). All securities being registered will be issued by the post-Domestication entity as described in the proxy statement/prospectus. Immediately prior to the Domestication, each Inflection Point Class B Share not previously converted into an Inflection Point Class A Share will be automatically converted into one Inflection Point Class A Share. In connection with the Domestication: (a) each of the then issued and outstanding Inflection Point Class A Shares will convert automatically, on a one-for-one basis, into a share of New Elroy Air Common Stock; (ii) each of the then issued and outstanding Inflection Point Warrants will convert automatically into a New Elroy Air Warrant; and (iii) each of the then issued and outstanding Inflection Point Units will be cancelled and converted into one share of New Elroy Air Common Stock and one-third of one New Elroy Air Warrant, with any fractional New Elroy Air Warrants to be issued in connection with such separation rounded down to the nearest whole warrant.

Consists of (i) 23,000,000 shares of New Elroy Air Common Stock issuable upon conversion in the Domestication of an equal number of Public Shares that were included in the Inflection Point Units issued in Inflection Point’s IPO, (ii) 8,433,333 shares of New Elroy Air Common Stock issuable upon conversion in the Domestication of an equal number of Public Shares that will be issued in the Domestication upon conversion of an equal number of Inflection Point Class A Shares that were initially issued as Inflection Point Class B Shares in a private placement prior to the IPO to the Sponsor, and (iii) 665,000 shares of New Elroy Air Common Stock issuable upon conversion in the Domestication of an equal number of Inflection Point Class A Shares that were included in the Private Placement Units issued in a private placement concurrently with Inflection Point’s IPO.

Calculated in accordance with Rule 457(f)(1) and Rule 457(c) under the Securities Act, based on the average of the high and low prices of the Inflection Point Class A Shares on Nasdaq on October 2, 2026 (such date being within five business days of the date that this registration statement was filed with the SEC).

(2)	Capitalized terms not defined herein shall have the meanings ascribed to such terms in the proxy statement/prospectus. Pursuant to Rule 416(a) of the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

Prior to the consummation of the Merger, Inflection Point, intends to effect a deregistration under the Cayman Islands Companies Act (As Revised) and a domestication under Section 388 of the Delaware General Corporation Law, pursuant to which Inflection Point’s jurisdiction of incorporation will be changed from the Cayman Islands to the State of Delaware. All securities being registered will be issued by the post-Domestication entity as described in the proxy statement/prospectus.

Consists of (i) a maximum of 78,936,813 shares of New Elroy Common Stock to be issued in connection with the Merger to the Elroy Air Equity Holders (other than the holders of the Pre-Funded Convertible Notes, the Pre-Funded Warrants in respect of those securities) and (ii) a maximum of 7,193,515 shares of New Elroy Common Stock underlying New Elroy Air Options to be issued in connection with the Merger to the holders of unvested Elroy Air Options.

Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(2) of the Securities Act. Elroy Air is a private company and no market exists for its equity securities. Elroy Air also has an accumulated capital deficit. Therefore, the proposed maximum aggregate offering price is one-third of the par value of the securities to be exchanged.

(3)	Capitalized terms not defined herein shall have the meanings ascribed to such terms in the proxy statement/prospectus. Pursuant to Rule 416(a) of the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

Prior to the consummation of the Merger, Inflection Point, intends to effect a deregistration under the Cayman Islands Companies Act (As Revised) and a domestication under Section 388 of the Delaware General Corporation Law, pursuant to which Inflection Point’s jurisdiction of incorporation will be changed from the Cayman Islands to the State of Delaware. All securities being registered will be issued by the post-Domestication entity as described in the proxy statement/prospectus. Immediately prior to the Domestication, each Inflection Point Class B Share not previously converted into an Inflection Point Class A Share will be automatically converted into one Inflection Point Class A Share. In connection with the Domestication: (a) each of the then issued and outstanding Inflection Point Class A Shares will convert automatically, on a one-for-one basis, into a share of New Elroy Air Common Stock; (ii) each of the then issued and outstanding Inflection Point Warrants will convert automatically into a New Elroy Air Warrant; and (iii) each of the then issued and outstanding Inflection Point Units will be cancelled and converted into one share of New Elroy Air Common Stock and one-third of one New Elroy Air Warrant, with any fractional New Elroy Air Warrants to be issued in connection with such separation rounded down to the nearest whole warrant.

Consists of (i) 7,666,667 New Elroy Air Warrants issuable in the Domestication upon conversion of an equal number of Public Warrants that were included in the Inflection Point Units sold in Inflection Point’s IPO and (ii) 221,667 New Elroy Air Warrants issuable in the Domestication of an equal number of Inflection Point Warrants that were included in the Private Placement Units issued in a private placement concurrently with Inflection Point’s IPO.

Consistent with the response to Question 240.06 of the Corporation Finance Interpretations (“CFI 240.06”), the registration fee with respect to the New Elroy Air Warrants has been allocated to the New Elroy Air Common Stock issuable upon exercise of the New Elroy Air Warrants and included in the registration fee paid in respect of such shares of New Elroy Air Common Stock.

(4)	Capitalized terms not defined herein shall have the meanings ascribed to such terms in the proxy statement/prospectus. Pursuant to Rule 416(a) of the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

Prior to the consummation of the Merger, Inflection Point, intends to effect a deregistration under the Cayman Islands Companies Act (As Revised) and a domestication under Section 388 of the Delaware General Corporation Law, pursuant to which Inflection Point’s jurisdiction of incorporation will be changed from the Cayman Islands to the State of Delaware. All securities being registered will be issued by the post-Domestication entity as described in the proxy statement/prospectus. Immediately prior to the Domestication, each Inflection Point Class B Share not previously converted into an Inflection Point Class A Share will be automatically converted into one Inflection Point Class A Share. In connection with the Domestication: (a) each of the then issued and outstanding Inflection Point Class A Shares will convert automatically, on a one-for-one basis, into a share of New Elroy Air Common Stock; (ii) each of the then issued and outstanding Inflection Point Warrants will convert automatically into a New Elroy Air Warrant; and (iii) each of the then issued and outstanding Inflection Point Units will be cancelled and converted into one share of New Elroy Air Common Stock and one-third of one New Elroy Air Warrant, with any fractional New Elroy Air Warrants to be issued in connection with such separation rounded down to the nearest whole warrant.

Represents 7,888,334 shares of New Elroy Air Common Stock issuable upon exercise of the New Elroy Air Warrants described in Note (3).

Calculated in accordance with Rule 457(f)(1) and Rule 457(i) under the Securities Act, based on the sum of (i) the average high and low prices of the Inflection Point Warrants on Nasdaq on October 2, 2026 (such date being within five business days of the date that this registration statement was filed with the SEC) and (ii) the $11.50 exercise price of the New Elroy Air Warrants. Consistent with the response to CFI 240.06, the registration fee with respect to the New Elroy Air Warrants has been allocated to the New Elroy Air Common Stock issuable upon exercise of the New Elroy Air Warrants and included in the registration fee paid in respect of such shares of New Elroy Air Common Stock.

(5)	Capitalized terms not defined herein shall have the meanings ascribed to such terms in the proxy statement/prospectus. Pursuant to Rule 416(a) of the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

Prior to the consummation of the Merger, Inflection Point, intends to effect a deregistration under the Cayman Islands Companies Act (As Revised) and a domestication under Section 388 of the Delaware General Corporation Law, pursuant to which Inflection Point’s jurisdiction of incorporation will be changed from the Cayman Islands to the State of Delaware.

Represents up to 11,000,000 shares of New Elroy Air Common Stock that may become issuable to the Eligible Stockholders upon the occurrence of the Triggering Events (the “Earnout Shares”).

The rights of Eligible Stockholders to receive such Earnout Shares are in respect of the exchange of the same securities of Elroy Air to be received in exchange for the securities described in Notes (2) and (6). As no separate securities will be exchanged or consideration paid for the Earnout Shares, no additional fee is required.

(6)	Capitalized terms not defined herein shall have the meanings ascribed to such terms in the proxy statement/prospectus. Pursuant to Rule 416(a) of the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

Prior to the consummation of the Merger, Inflection Point, intends to effect a deregistration under the Cayman Islands Companies Act (As Revised) and a domestication under Section 388 of the Delaware General Corporation Law, pursuant to which Inflection Point’s jurisdiction of incorporation will be changed from the Cayman Islands to the State of Delaware. All securities being registered will be issued by the post-Domestication entity as described in the proxy statement/prospectus.

Represents 7,774,166 shares of Series A Preferred Stock to be issued as consideration in the Merger to the holders of Pre-Funded Convertible Notes, taking into account, solely for this purpose accrued interest on the Pre-Funded Convertible Notes through December 31, 2026, which amount represents a good-faith estimate of the maximum amount of shares of Series A Preferred Stock that may become issuable in the Business Combination upon exchange of the Pre-Funded Convertible Notes.

Calculated in accordance with Rule 457(f)(2) and Rule 457(i) under the Securities Act. Elroy Air is a private company, no market exists for its equity securities, and Elroy Air has an accumulated capital deficit. Therefore, the proposed maximum offering price is one-third of the principal amount of the Pre-Funded Convertible Notes to be exchanged in the Business Combination, which is $88,235,294. Consistent with the response to CFI 240.06, the registration fee with respect to the Series A Preferred Stock has been allocated to the New Elroy Air Common Stock issuable upon conversion of the Series A Preferred Stock and included in the registration fee paid in respect of such shares of New Elroy Air Common Stock.

(7)	Capitalized terms not defined herein shall have the meanings ascribed to such terms in the proxy statement/prospectus. Pursuant to Rule 416(a) of the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

Prior to the consummation of the Merger, Inflection Point, intends to effect a deregistration under the Cayman Islands Companies Act (As Revised) and a domestication under Section 388 of the Delaware General Corporation Law, pursuant to which Inflection Point’s jurisdiction of incorporation will be changed from the Cayman Islands to the State of Delaware. All securities being registered will be issued by the post-Domestication entity as described in the proxy statement/prospectus.

Represents the number of shares of New Elroy Air Common Stock issuable upon conversion of the Series A Preferred Stock described in note (6), assuming solely for this purpose, a conversion price of $5.00 per share of New Elroy Air Common Stock, which amount represents a good-faith estimate of the maximum amount of shares of New Elroy Air Common Stock that may become issuable upon conversion of such shares of Series A Preferred Stock. Each share of Series A Preferred Stock will be convertible into a number of shares of New Elroy Air Common Stock equal to the Accrued Value divided by the conversion price then in effect.

Calculated in accordance with Rule 457(f)(2) and Rule 457(i) under the Securities Act. Elroy Air is a private company, no market exists for its equity securities, and Elroy Air has an accumulated capital deficit. Therefore, the proposed maximum offering price is one-third of the principal amount of the Pre-Funded Convertible Notes to be exchanged in the Business Combination. Consistent with the response to CFI 240.06, the registration fee with respect to the Series A Preferred Stock has been allocated to the New Elroy Air Common Stock issuable upon conversion of the Series A Preferred Stock and included in the registration fee paid in respect of such shares of New Elroy Air Common Stock.

(8)	Capitalized terms not defined herein shall have the meanings ascribed to such terms in the proxy statement/prospectus. Pursuant to Rule 416(a) of the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

Prior to the consummation of the Merger, Inflection Point, intends to effect a deregistration under the Cayman Islands Companies Act (As Revised) and a domestication under Section 388 of the Delaware General Corporation Law, pursuant to which Inflection Point’s jurisdiction of incorporation will be changed from the Cayman Islands to the State of Delaware. All securities being registered will be issued by the post-Domestication entity as described in the proxy statement/prospectus.

Represents the New Elroy Air Series A Warrants initially exercisable to purchase up to 7,352,940 shares of New Elroy Air Common Stock, subject to adjustment, to be be issued as consideration in the Merger to the holders of Pre-Funded Warrants.

Calculated in accordance with Rule 457(f)(2) under the Securities Act. Elroy Air is a private company, no market exists for its equity securities, and Elroy Air has an accumulated capital deficit. Therefore, the proposed maximum offering price is one-third of the principal amount, par value or stated value of the Pre-Funded Warrants to be exchanged in the Business Combination. Such Pre-Funded Warrants do not have a principal amount, par value or stated value. The proposed maximum offering price reflected herein is one-third of the par value of the shares of Elroy Air Common Stock issuable upon exercise of the Pre-Funded Warrants, which is $735.29. Consistent with the response to CFI 240.06, the registration fee with respect to the New Elroy Air Series A Warrants has been allocated to the New Elroy Air Common Stock issuable upon exercise of the New Elroy Air Series A Warrants and included in the registration fee paid in respect of such shares of New Elroy Air Common Stock.

(9)	Capitalized terms not defined herein shall have the meanings ascribed to such terms in the proxy statement/prospectus. Pursuant to Rule 416(a) of the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

Prior to the consummation of the business combination described in the proxy statement/prospectus, Inflection Point, intends to effect a deregistration under the Cayman Islands Companies Act (As Revised) and a domestication under Section 388 of the Delaware General Corporation Law, pursuant to which Inflection Point’s jurisdiction of incorporation will be changed from the Cayman Islands to the State of Delaware. All securities being registered will be issued by the post-Domestication entity as described in the proxy statement/prospectus.

Represents the number of shares of New Elroy Air Common Stock issuable upon exercise of the New Elroy Air Series A Warrants described in note (8) (assuming, solely for this purpose, a $5.00 exercise price), which amount represents a good-faith estimate of the maximum amount of shares of New Elroy Air Common Stock that may become issuable upon exercise of such New Elroy Air Series A Warrants.

Calculated in accordance with Rule 457(f)(2) and Rule 457(i) under the Securities Act, based on the sum of (i) the proposed maximum offering price of the New Elroy Air Series A Warrants as described in note (8) and (ii) the maximum aggregate exercise price of the New Elroy Air Series A Warrants, which is $88,235,280. Consistent with the response to CFI 240.06, the registration fee with respect to the New Elroy Air Series A Warrants has been allocated to the New Elroy Air Common Stock issuable upon exercise of the New Elroy Air Series A Warrants and included in the registration fee paid in respect of such shares of New Elroy Air Common Stock.